News Release

Firsthand Technology Value Fund, Inc. Announces its Intent to
Repurchase its Shares Pursuant to an Issuer Tender Offer

 The Offer Amount will be $30 Million Minus the Amount Spent by the Fund to Repurchase its Shares Pursuant to its Open Market Share
Repurchase Program

Share Repurchase Program to Continue Through December 12, 2014

San Jose, CA, December 2, 2014 – Firsthand Technology Value Fund, Inc. (NASDAQ:SVVC) (the “Fund”), a publicly-traded venture capital fund that invests in technology and cleantech companies, today announced that it expects to commence an issuer tender offer for up to $30 million of its issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”) minus the amount of funds used by the Fund to make open market or privately-negotiated purchases under its previously-approved discretionary share repurchase plan (the “Offer Amount”), at a purchase price per share equal to 95% of the Fund’s net asset value per share (“NAV”) as of  the close of ordinary trading on the NASDAQ Global Market (“NASDAQ”) on December 31, 2014, net to the seller in cash, without interest (the “Purchase Price”) upon terms and subject to conditions set forth in the Offer to Purchase and the related Letter of Transmittal, which together, as they may be supplemented from time to time, will constitute the tender offer (the “Offer”).

If more Shares are properly tendered and not withdrawn prior to the time the Offer expires and such amount of Shares is more than the Fund can purchase from the Offer Amount, the Fund will purchase the amount of such Shares tendered pursuant to the Offer on a pro rata basis. Accordingly, shareholders cannot be assured that all of their tendered Shares will be repurchased.

News Release

The Offer is expected to commence on December 22, 2014 and to expire on January 21, 2015, unless extended. The Offer is not contingent upon any minimum number of shares being tendered. The Offer is, however, subject to a number of customary terms and conditions.

The Offer Amount could decrease by up to $10 million, the maximum amount that the previously announced and on-going discretionary share repurchase plan of the Fund (the “Plan”) may purchase. As of the close of trading on the NASDAQ on November 28, 2014, the Fund had made no open market or privately negotiated purchases of Shares under the Plan.

The Plan allows the Fund to acquire Shares in the open market at a discount to its NAV, which is intended to increase the NAV per share by reducing the outstanding shares of the Fund, thereby enhancing shareholder value. Purchases by the Fund pursuant to the Plan may also moderate the discount at which the Shares currently trade.

There is no assurance that the Fund will purchase Shares at any specific discount levels or in any specific amounts. There is no assurance that the market price of the Fund’s shares, either absolutely or relative to NAV, will increase as a result of any share repurchases, or that the Plan will enhance shareholder value of the long term.

In light of its intent to make the Offer, the Fund intends to terminate the open market purchase program on December 12, 2014.

Neither the Fund, its Board of Directors, the Depositary nor the Information Agent is making any recommendation to shareholders as to whether to tender or refrain from tendering any shares into the tender offer.  Shareholders should carefully evaluate all information in the Offer to Purchase and the related Letter of Transmittal, when available, should consult with your own financial and tax advisors, and should make your own decisions about whether to tender Shares in the Offer and/or to sell your shares in the open market.

The information agent is Georgeson Inc. and the depositary is Computershare Trust Company, N.A.  The Offer to Purchase, a Letter of Transmittal and related documents will be mailed to stockholders of record and also will be made available for distribution to beneficial owners of Shares on the commencement date. For questions and information, please call the information agent toll−free at (866) 857−2624.

News Release

Certain Information Regarding the Offer

The information in this press release describing the Offer is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell Shares in the Offer.  The Offer is being made only pursuant to the Offer to Purchase, the related Letter of Transmittal and the related materials that the Fund is distributing to its shareholders, as they may be amended or supplemented. Shareholders should read such Offer to Purchase and related materials carefully and in their entirety because they contain important information, including the various terms and conditions of the Offer.  Shareholders of Fund may obtain a free copy of the Tender Offer Statement on Schedule TO, the Offer to Purchase and other documents that the Fund is filing with the Securities and Exchange Commission (the “SEC”) from the SEC’s website at www.sec.gov.  Shareholders also may obtain a copy of these documents, without charge, from Georgeson Inc., the information agent for the Offer, toll free at (866) 857−2624. Shareholders are urged to carefully read all of these materials prior to making any decision with respect to the Offer. Shareholders and investors who have questions or need assistance may call Georgeson Inc.

About Firsthand Technology Value Fund

Firsthand Technology Value Fund, Inc. is a publicly-traded venture capital fund that invests in technology and cleantech companies.  More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital.  Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.

News Release

Cautionary Note Regarding Forward−Looking Statements:

This press release contains “forward-looking statements” as defined under the U.S. federal securities laws. Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects may constitute forward−looking statements for purposes of the safe harbor protection under applicable securities laws. Forward−looking statements can be identified by terminology such as “anticipate,” “believe,” “expect,” “estimate,” “could,” “could increase the likelihood,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward−looking statements involve known and unknown risks, uncertainties and other factors including statements regarding the Fund’s expectation regarding the timing for the filing of its Schedule TO, Offer to Purchase and other tender offer documents and launching and completing its common stock tender offer, as well as those risks, uncertainties and factors referred to in Fund’s Annual Report on Form 10−K for the year ended December 31, 2013 filed with the SEC under the section “Risk Factors,” as well as other documents that may be filed by the Fund from time to time with the SEC. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward−looking statements contained herein. The Fund is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward−looking statements, whether as a result of new information, future events or otherwise.  The Fund acknowledges that, notwithstanding the forgoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:
Heather Hohlowski
Firsthand Capital Management, Inc.
(408) 624-9525
vc@firsthandtv.com